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                                                                   EXHIBIT 23.16


                         INDEPENDENT AUDITOR'S CONSENT


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of up to 4,533,932 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1998 with respect to the financial statements of Industrial Lift, Inc., included in the Company's Report on Form 8-K dated December 24, 1998.


Schalleur & Surgent LLC
January 4, 1999